SUN RIVER ENERGY, INC.

Energy for Tomorrow



April 2011

WWW.SNRV.COM

OTCBB: SNRV

Notice Regarding Forward Looking Statements

SUN RIVER ENERGY, INC.

This presentation contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this presentation which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our energy properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this presentation, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the presentation are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Who is Sun River Energy?

Company Snapshot:

- Natural Gas Focused, Dallas based E&P Company
- Fully Reporting, Publicly Quoted OTCBB: SNRV
- Shares Outstanding 30,368,130
- Shares in the public float 8,686,704
- Closing stock price $5.05/share – (as of April 8)
- Daily volume avg. (3mo): 22,021
- 52wk Range($) 1.05-5.10
- Market Cap: $153,359,057
- Long term Debt $0

Company Management

SUN RIVER ENERGY, INC.

Successful Experienced Management Team and Board – 100+ YRS EXP.

Executive Management team returned over 100% to its investors in 3 years in their last unconventional Natural Gas Resource play

- **Donal R. Schmidt, Jr. (50) – CEO/COB – Prior to SNRV, 11 yrs as an independent Oil & Gas producer. Don is a licensed attorney, CPA, and holds an MBA, Univ. of Texas.**
- **Thimothy S. Wafford (50) – COO - 26 yrs of diversified experience in the Oil & Gas industry. Experienced in domestic and international reservoir engineering Tim has an MBA, Univ. of Texas.**
- **Thomas J. Schaefer (37) – VP Engineering – 17 yrs of project management in deep unconventional oil and gas. B.S. in Petroleum and Geosystems Engineering, Univ. of Texas**
- **Jay Leaver (47) – VP Geologist – 23 yrs experience primarily focused on Rocky Mountain exploration. B.S. in Geological Engineering, Colorado School of Mines.**
- **Rick Hoover (53) – CFO – 20 yrs senior management in public companies and a CPA .**

2010 and 2011 – Significant Events

SUN RIVER ENERGY, INC.

August 2, 2010	The new management team started
August 5, 2010	$1,416,340.76 of principal and accrued but unpaid interest due on various promissory notes converted into common equity.
October 19, 2010	Purchase and Sale Agreement with Katy Resources ETX LLC signed.
October 27, 2010	Farmout Agreement with Devon Energy Production Company, L.P. signed.
November 17, 2010	Shareholders Meeting held in Dallas, Texas. New Directors elected.
November 30, 2010	Drilling commenced in compliance with the terms of the Devon Energy L.P. Farmout Agreement.
	Stansberry # 1 well, Tom Green County, Texas, commences production of natural gas.
	Cawley, Gillespie & Associates, Inc. - Independent Reserves Report on Katy Resources ETX

2010 and 2011 – Significant Events- Cont

SUN RIVER ENERGY, INC.

December 28, 2010	Rig released after successful drill of the Neal Heirs # 1, the first well in the Devon Farmout.
January 7, 2011	Preliminary geological interpretation of Neal Heirs # 1 well indicates over 700 feet of net pay in the Pettit, Travis Peak, Cotton Valley, Bossier Shale and Haynesville Shale.
January 13, 2011	Update provided on 242,000 acres owned fee simple in the Raton Basin, New Mexico: 172,000 acres – oil and gas- 157,000 acres – hard rock minerals, including gold and silver 160,000 acres coal- 34,000 acres – timber
February 10, 2011	Complete acquisition of Katy Resources ETX, LLC asset
April 9, 2011	Force converted preferred stock to common, pursuant to the terms of the Preferred Shareholder's Agreement

2009 F&D Costs per Mcf



2010 $1.48/Mcf
Mean: $3.88/Mcf
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
UPL
SWN
BBG
EOG
RRC
DVN
COG
XTO
FST
NFX
CHK
APA
PXD
ME
NBL
ECA
XEC
DNR
NXY
TLM
PXP
SD

Source: Morgan Stanley Research

Company Strategy: How and Properties

SUN RIVER ENERGY, INC.

Create and Increase Shareholder Value

Consistently Develop and Maximize Proved Reserves while minimizing costs

- **Katy Resources ETX** – East Texas
- 8,551 Production and Development Acreage was identified in East Texas which contains low risk, infill development drilling with the opportunity to complete multiple formations per well site.
- Acquisition has income and significant "running room" for development drilling (only 4% developed at time of acquisition.)
- -Proved and Developed for ~$.43/mcfe
- **Devon Farmout** – Panola County, Texas –
- 5,470 acres to be earned through development drilling. Up to 136 wells under 40 acre spacing in the Carthage (Cotton Valley / Haynesville) Field.
- No cash up front; Devon "carried" 25% on the first well in each 704 acre gas unit (equivalent to ~$460/acre leased)
- Surrounded by producing wells
- 142 Bcfe Potential Proved Reserves fully developed
- Proved and Developed for ~$1.35 mcfe

New Mexico– "Elevator Basin" Development
Owns 242,000 fee simple acres.

SUN RIVER ENERGY, INC.

Raton Basin

- **Pioneer Natural Resources** averaged 31,000 bbls oil equivalent per day in basin in 3rd Quarter 2009[1]
- **Shell** active in the area purchasing deep rights (below Cretaceous section: presumably Pennsylvanian play)

Colfax County, NM - Raton Basin

- **Sun River Energy** owns minerals on 242,000+/- net acres
- Identified 7 deep prospect areas
- Potential for 2,000+ wells on 40-acre spacing

Tucumcari Basin

- **Shell** has drilled and completed 4 gas wells in Pennsylvanian section; Built a Cryognic plant (LNG)



Montana
Wyoming
Utah
Colorado
New Mexico

1-Pioneer Natural Resources presentation to Howard Weil Energy Conference, March 23, 2010

Fee Simple Means SNRV Owns it Outright

SUN RIVER ENERGY, INC.

	East Texas		Colfax	
Cost	EUR in BCFE		EUR in BCFE	
Drill And Complete	$1,500,000		$1,500,000	
Volume/PV (10)	1.5	2.16	1.5	2.16
Royalty	0.375	0.54	0	0
Leasehold		0.02		0
Total	1.125	1.6	1.5	2.16
F&D	$1.33		$1.00	

SUN RIVER ENERGY, INC.

Why Sun River Energy

- Low cost producer of Gas for less then $1.35/MCFE
- Clean Balance Sheet – Zero long term Debt
- Management has over 100+ years of Oil and Gas Experience and have a proven success track record
- Company insiders hold over 50% of the shares outstanding
- 242,000 acres owned fee simple in the Raton Basin- Shell is our neighbor
- 8,500 leasehold acres in East Texas
- Cawley, Gillespie & Associates, Inc., Petroleum Consultants sets forth estimated total proved reserves of 19.5 billion cubic feet ("Bcf") of natural gas and 61,000 barrels ("Bbl") of oil.[1]
- Able to earn up to 5,470 additional leasehold acres via a farmout with Devon Energy
- Anticipating Cash flow to be over $250,00 every month
- Plans to Apply for listing on National Exchange

The reserve classification reported herein conforms to the criteria of the Society of Petroleum Engineers. The reserve estimates and value ultimately recovered may differ significantly from the amounts reported herein.

Sun River Energy's Price Chart



SNRV Daily
4/08/11
Drilling commenced in compliance with the terms of the Devon Energy Farmout Agreement.
Stansberry # 1 well, Tom Green County, Texas, commences production of natural gas.
Cawley, Gillespie & Associates, Inc. - Independent Reserves Report on Katy Resources ETX LLC complete
Preliminary geological interpretation of Neal Heirs # 1 well indicates over 700 feet of net pay in the Pettit, Travis Peak, Cotton Valley, Bossier Shale and Haynesville Shale.
Complete preferred stock offering $ 10 million – force convert to common
Rig released after successful drill of the Neal Heirs # 1, the first well in the Devon Farmout. Well awaiting completion
$1,416,340.76 of principal and accrued but unpaid interest due on various promissory notes converted into common equity.
Update provided on 242,343 acres owned fee simple in the Raton Basin, New Mexico:
172,000 acres – oil and gas
157,000 acres – hard rock minerals, including gold and silver
160,000 acres – coal
34,000 acres – timber
Volume
©BigCharts.com
Shareholders Meeting held in Dallas, Texas. New Directors elected
Purchase and Sale Agreement with Katy Resources ETX LLC signed.
Complete acquisition of Katy Resources
Farmout Agreement with Devon Energy. signed
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Sun River Energy, Inc.

SUN RIVER ENERGY, INC.

5950 Berkshire Lane, Suite 1650
Dallas, TX 75225
Phone: 214-369-7300
Toll Free: 800-669-6511
Fax: 214-369-7301
Contact: Gilbert Steedley
Email: info@snrv.com
www.snrv.com
Listed: OTCBB
Symbol: SNRV
Issued Common Shares: 25,802,000

This presentation contains "forward-looking statements" (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the company's success in drilling, the company's ability to fund the company's planned capital investments; the company's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). Investors are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

The SEC requires natural gas and oil companies, in filings made with the SEC, to disclose proved reserves, which are those quantities of natural gas and oil that by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. In this news release, we use the term "potential resources" to describe the Company's internal estimates of volumes of natural gas and oil that are not classified as proved reserves but are potentially recoverable through exploratory drilling or additional drilling or recovery techniques. This is a broader description of potentially recoverable volumes than probable and possible reserves, as defined by SEC regulations. Estimates of contingent resources are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by the Company. We believe our estimates of contingent resources and future drill locations are reasonable, but such estimates have not been reviewed by independent engineers. Estimates of contingent resources may change significantly as development provides additional data, and actual quantities that are ultimately recovered may differ substantially from prior estimates.